As filed with the Securities and Exchange Commission on February 17, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GALECTO, INC.

(Exact name of registrant as specified in its charter)

Delaware	37-1957007
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

75 State Street, Suite 100

Boston, Massachusetts, 02109

Ole Maaloes Vej 3

DK-2200 Copenhagen N

Denmark

(+45) 70 70 52 10

(Address of Principal Executive Offices)

Galecto, Inc. 2020 Equity Incentive Plan

(Full Title of the Plans)

The Corporation Trust Company

c/o Galecto, Inc.

1209 Orange Street

Wilmington, DC 19801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edwin M. O’Connor

Goodwin Procter LLP

620 8th Avenue

New York, NY 10018

(212) 813-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-249852) of the Registrant is effective. The information contained in the Registration Statement is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on November 4, 2020 (File No. 001-39655)).

4.2	Amended and Restated By-laws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on November 4, 2020 (File No. 001-39655)).

4.3

Amended and Restated Investors’ Rights Agreement among the registrant and certain of its stockholders, dated September 25, 2020 (Incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-249369)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of EY Godkendt Revisionspartnerselskab, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this registration statement).

99.1

2020 Equity Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K, as filed with the Commission on March 29, 2021).

107*	Filing fee table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Copenhagen, Denmark, on the 17th of February, 2022.

Galecto, Inc.
Date: February 17, 2022	By:	/s/ Hans T. Schambye, M.D., Ph.D.
Hans T. Schambye, M.D., Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Hans T. Schambye and Jonathan Freve, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Hans T. Schambye Hans T. Schambye	President, Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2022

/s/ Jonathan Freve Jonathan Freve	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	February 17, 2022

/s/ Carl Goldfischer, M.D Carl Goldfischer, M.D.	Chairman	February 17, 2022

/s/ Jayson Dallas, M.D.	Director	February 17, 2022
Jayson Dallas, M.D.

/s/ Chau Q. Khuong Chau Q. Khuong	Director	February 17, 2022

/s/ Søren Møller, Ph.D. Søren Møller, Ph.D.	Director	February 17, 2022

/s/ Amit D. Munshi Amit D. Munshi	Director	February 17, 2022

/s/ Anne Prener, M.D. Anne Prener, M.D.	Director	February 17, 2022

/s/ David Shapiro, M.D. David Shapiro, M.D.	Director	February 17, 2022